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                                                                    EXHIBIT 23.3


                        Consent of Independent Auditors


The Board of Directors
Sonat Exploration GOM Inc.
(formerly Zilkha Energy Company):

We consent to the incorporation by reference in the registration statement on Form S-3 of El Paso Energy Corporation anticipated to be filed on or about May 3, 1999, of our report dated December 8, 1997, with respect to the Statements of Operations and Cash Flows of Zilkha Energy Company for the year ended December 31, 1996, which report appears in the Form 8-K of Sonat Inc. dated April 23, 1998 and is incorporated by reference in the Form 10-K of Sonat Inc. for the year ended December 31, 1998.

Our report, dated December 8, 1997, refers to a change in accounting for oil and gas properties from the full cost method to the successful efforts method.

We also consent to the reference to our firm under the heading "Experts" in the prospectus.

                                               /s/ KPMG LLP
                                                   ---------------------
                                                   KPMG LLP


Houston, Texas
April 28, 1999